UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

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☐  Preliminary Proxy Statement
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☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☑  Soliciting Material Pursuant to § 240.14a-12

Target Corporation
(Name of Registrant as Specified In Its Charter)

Pershing Square, L.P.
Pershing Square II, L.P.
Pershing Square IV Trade-Co, L.P.
Pershing Square IV-I Trade-Co, L.P.
Pershing Square International, Ltd.
Pershing Square International IV Trade-Co, Ltd.
Pershing Square International IV-I, Ltd.
Pershing Square Capital Management, L.P.
PS Management GP, LLC
Pershing Square GP, LLC
Pershing Square Holdings GP, LLC
William A. Ackman
Michael L. Ashner
James L. Donald
Ronald J. Gilson
Richard W. Vague
Ali Namvar
Roy J. Katzovicz
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On December 10, 2007, Pershing Square met with members of Target’s management, including former CEO Robert Ulrich, current CEO Gregg Steinhafel and CFO Doug Scovanner to discuss concerns Pershing Square had regarding a potential downturn in the credit markets and the impact of such a downturn on Target’s credit card business. While Target had publicly stated that it was exploring ownership alternatives for its credit card receivables, Pershing Square was concerned that Target would not materially reduce credit risk in a potential transaction with a financial partner. At the meeting, Pershing Square urged Target to reduce credit risk in any transaction structure which the company pursued.
In its discussion, Pershing Square noted the following:
1)	Credit risk was increasing

2)	Credit card issuers were facing rising cost of funding, liquidity risk and charge-off risk

3)	“The worse was likely yet to come,” given that mortgage delinquencies would continue to escalate and housing prices would continue falling
Despite these warnings, Target’s board did not pursue a credit card transaction that materially reduced credit risk. Pershing Square notes that in 2008, Target’s net write-offs and bad debt expense in its credit card business increased significantly, causing credit card segment operating profits to decline approximately 65%.
The presentation entitled “Credit and Financial Market Concerns” which Pershing Square presented to Target at the December 10, 2007 meeting is provided below.

Credit and Financial Market Concerns December 10, 2007 Pershing Square Capital Management, L.P.

Discussion Topics Current credit markets trends: Rising risk Credit Card Issuers: Tough road ahead Going forward: Why the worse may be yet to come 3

Current Credit Markets Trends: Rising Risk

7 Corporate Spreads Have Widened Significantly ________________________________________________ Source: Bloomberg Investment grade corporate spreads, as measured by the Investment Grade CDX-IG-8 Index, have more than doubled since October, increasing from ~35bps to 86bps CDX-IG-8 Index 5-yr CDS Spread (June 2007 - December 2007) 86 bps

9 Target CDS Spreads Have Tripled Since June ________________________________________________ Source: Bloomberg Target's CDS spreads have more than tripled since June (and doubled since early October) to nearly 50bps Target 5-yr CDS Spread (June 2007 - December 2007) 46 bps

Financial Institution CDS Spreads Up Significantly Financial Index 5-yr CDS Spread (1) (June 2007 - December 2007) CDS spreads on large financial institutions with material credit card assets have significantly widened from ~20bps to ~100bps since June ________________________________________________ Source: Bloomberg. (1) Equal-weighted index of 5-yr CDS spreads for Capital One, Bank of America, Citigroup and JP Morgan. 96 bps 11

Credit Card Issuers: Tough Road Ahead

Credit Card Issuers: Tough Road Ahead Cost of funding rising Credit card securitizations spreads have increased considerably over the last several months Liquidity risk has increased Access to securitization markets remains a top concern for issuers Charge-off risk is escalating Charge-offs are expected to rise from low levels in 2007 Stock prices and valuation multiples are falling 15

17 Source: Deutsche Bank Cost of Funding is Rising Rapidly Spreads for credit card securitizations have more than quadrupled in recent months, with 5-year AAA spreads widening more than 50bps to approximately 60bps AAA Credit Card ABS Fixed-rate Spreads to Swaps (bp) 5-year AAA spreads

19 Liquidity Risks: Securitization Market Access During 2006 and 2005, Discover experienced a "temporary disruption in [its] ability to access the securitization markets. This disruption last approximately 5 months." - Discover Financial Services Prospectus, 6/1/07 "On November 26, CTC [Canadian Tire] issued a press release to say that it was significantly increasing its bank lines to give it additional funding flexibility. The release also included news that the company had chosen not to fund its maturing Glacier MTN through securitization, but through corporate borrowings. (Our understanding is the trust went to market with a securitization offering the previous week, but pulled it when the pricing got too high)." - CIBC Equity Research, 12/2/07 "Due to uneconomic terms in the current capital markets, we have elected not to securitize private student loans this quarter." - First Marblehead Press Release, 12/7/07 Several ABS Issuers have had trouble accessing the securitization markets on economic terms

21 Liquidity Risks: Discover's Excess Cash on Hand Due to concerns regarding access to the securitization market, Discover maintained excess cash on hand (1) equal to approximately 17% of its gross receivables as of Q3 2007 ________________________________________________ (1) Represents cash and cash equivalents. $ in millions Discover Financial Corporation Balance Sheet Data:

23 Liquidity Risks: Discover CFO Commentary "And at the end of August we held over $8 billion of cash liquidity on the balance sheet....We'll most likely continue to maintain this elevated level of cash liquidity on the balance sheet until we get a better sense as to when we will see more normalized market conditions return." Roy Guthrie CFO, Discover Financial Services Q3'07 Earnings Call

Charge-Offs Are Expected to Increase Credit card charge-off rates are currently significantly below historical averages and at 10-year lows. With home prices falling and home equity refinancing markets tightening, consumer credit is expected to deteriorate and charge-offs are expected to rise Currently at 10- year historical lows ________________________________________________ Source: Morgan Stanley Research Bankruptcy Reform Act 2005 25

Retail Credit Card: Potentially More Charge-Off Risk "Borrowers who are feeling cash-pinched and who have come to rely on their credit cards to provide financing for their day-to-day expenses, will be more likely to keep a general-purpose card current than their retail card. Thus retail cards may be relegated to the lowest payment priority in the list of monthly obligations facing a cash-strapped borrower." Deutsche Bank ABS Research 2007 27

Credit Card Issuers: Relative Stock Performance Credit Card Issuers' Stock Prices Are Falling... 29 ________________________________________________ (1) Equal-weighted index of Discover, Advanta and Capital One. Source: Capital IQ. Credit card companies' stock prices have traded down more than 40% over the past year relative to the S&P 500 Credit card index (1) S&P 500

Credit Card Issuers: LTM P/E Multiples ....And Valuation Multiples Are Dropping 31 ________________________________________________ (1) Equal-weighted index of Discover, Advanta and Capital One. Source: Capital IQ. (1) Credit card issuers LTM P/E multiples have steadily declined since September, decreasing from a high of 13.7x to 7.4x 7.4x P/E

Wall Street's Bearish View on Credit Card Companies Several research analysts have downgraded credit card companies in recent days due to bearish outlooks on the U.S. credit environment 33

Why the Worse May Be Yet to Come

37 Subprime and Alt-A delinquencies continue to escalate Sources: LoanPerformance, Deutsche Bank Housing: We Are Still In The Early Innings

39 Home prices are already falling with more stress still ahead Sources: S&P, Deutsche Bank Housing: We Are Still In The Early Innings

41 Many months of loan resets in front of us We are here Sources: LoanPerformance, Deutsche Bank Housing: We Are Still In The Early Innings

43 Foreclosures predicted to disrupt housing markets through mid-2010 Sources: LoanPerformance, Deutsche Bank Housing: We Are Still In The Early Innings Rate Resets Ultimate Foreclosures
Additional Information
In connection with Target’s 2009 Annual Meeting of Shareholders, Pershing Square Capital Management, L.P. and certain of its affiliates (collectively, “Pershing Square”) filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”) on April 6, 2009, which was subsequently amended on April 21, 2009 and April 29, 2009. Prior to the 2009 Annual Meeting of Shareholders, Pershing Square will furnish a definitive proxy statement to shareholders of Target, together with a GOLD proxy card. SHAREHOLDERS OF TARGET ARE URGED TO READ THE PROXY STATEMENT CAREFULLY BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and shareholders will be able to obtain free copies of the preliminary proxy statement, any amendments or supplements to the proxy statement, and any other documents filed by Pershing Square with the SEC in connection with the 2009 Annual Meeting of Shareholders at no charge on the SEC’s website at http://www.sec.gov. In addition, shareholders will also be able to obtain free copies of the definitive proxy statement and other relevant documents at www.TGTtownhall.com or by calling Pershing Square’s proxy solicitor, D. F. King & Co., Inc., at 1 (800) 290-6427 when they become available.
Pershing Square and certain of its members and employees and Michael L. Ashner, James L. Donald, Ronald J. Gilson and Richard W. Vague (collectively, the “Participants”) are deemed to be participants in the solicitation of proxies with respect to Pershing Square’s nominees. Detailed information regarding the names, affiliations and interests of the Participants, including by security ownership or otherwise, is available in Pershing Square’s preliminary proxy statement for the 2009 Annual Meeting of Shareholders, as amended on April 21, 2009 and April 29, 2009.
Cautionary Statement Regarding Forward-Looking Statements
This presentation contains forward-looking statements. All statements contained in this presentation that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. These statements are based on current expectations of Pershing Square and currently available information. They are not guarantees of future performance, involve certain risks and uncertainties that are difficult to predict and are based upon assumptions as to future events that may not prove to be accurate. Pershing Square does not assume any obligation to update any forward-looking statements contained in this presentation.